MERCADOLIBRE, INC. 2009 LONG TERM RETENTION PROGRAM

Effective as of January 1, 2009

Amended and Restated

Effective January 1, 2016

Contents

MercadoLibre, Inc. 2009 Long Term Retention Program

Article 1............................................................................................................................Purpose1

Article 2..................................................................................................................Definitions1

Article 3.Participation; Performance Goals and Award Opportunities4

Article 4....................................................Review of Participant’s Performance5

Article 5............................................................................................Payment of Awards5

Article 6............................................Termination of Employment; Forfeitures6

Article 7..............................................................................Administrative Provisions7

1

MERCADOLIBRE, INC. 2009 LONG TERM RETENTION PROGRAM

Article 1.Purpose

The MercadoLibre, Inc. 2009 Long Term Retention Program (the “Plan”) was effective as of January 1, 2009, was amended and restated effective January 1, 2013 and effective January 1, 2015, and is further amended and restated as set forth herein effective as of January 1, 2016.  The principal purpose of the Plan is to assist the Company in the retention of key employees that have valuable industry experience and developed competencies by rewarding Participants in relation to their individual results and their contributions to the organization, as well as overall Company goals and performance.

Article 2.Definitions

When used in the Plan, the following terms shall have the meanings set forth below:

“Award” means a specified amount, calculated in accordance with Article V, payable to a Participant under this Plan for services provided to the Company in 2009  as determined by the Award Committee from time to time in its sole discretion in the form of cash only.  Award payments hereunder shall be contingent on the attainment of one or more Performance Goals.  The timing and conditions of the payment of an Award are subject to the terms and conditions of the Plan, and subject to Article 7 of the Plan, any other terms and conditions determined by the Award Committee to be appropriate.  An Award may, but is not required to, be evidenced by a separate agreement executed by the Participant.

“Award Committee” means the Compensation Committee of the Board, or such other committee that the Board appoints to administer this Plan, which shall have general administrative authority concerning the Plan, and shall, subject to Article 7, have the sole and absolute authority and discretion to resolve any and all terms and conditions of any Awards and disputes concerning the Plan and any Awards hereunder.

“Board” means the board of directors of the Company.

“Cause” means “cause” or a similar term set forth in the Participant’s employment agreement with the Company or, if no such agreement is then in effect, shall mean (A) the Participant’s material disregard of his responsibilities, authorities, powers, functions or duties or failure to act, (B) repeated or material negligence or misconduct by the Participant in the performance of his duties, (C) appropriation (or attempted appropriation) of a business opportunity of the Company, including attempting to secure or securing any personal profit in connection with any transaction entered into on behalf of the Company, (D) the commission by the Participant of any act of fraud, theft or financial dishonesty with respect to the Company, or any felony or criminal act involving moral turpitude or dishonesty on the part of the Participant, (E) the Participant’s habitual drunkenness or excessive absenteeism not related to sickness, and/or (F) the material breach by the Participant of any provision of his employment agreement that is not cured by the Participant within thirty (30) days after written notice of breach has been delivered to the Participant by the Company, unless such breach is incapable of cure (in which case the Participant shall not be entitled to an opportunity to cure), in each case of clauses (A) through (F) above, as determined by the Board in good faith.

“Change in Control” shall mean a change in control of the Company which will be deemed to have occurred after the date hereof if:

(a)any “person” as such term is used in Section 3(a)(9) of the Exchange Act, as modified and used in Sections 13(d) and 14(d) thereof, is or becomes the beneficial owner, as such term is defined in Rule 13d-3 under the Exchange Act, directly or indirectly, of securities of the Company representing at least fifty percent (50%) of the combined voting power or Shares of the Company; provided, however, that such term shall not include (A) the Company or any of its subsidiaries, (B) any trustee or other fiduciary holding securities under an employee benefit plan of the Company or any of its affiliates, (C) an underwriter temporarily holding securities pursuant to an offering of such securities, (D) any corporation owned, directly or indirectly, by the shareholders of the Company in substantially the same proportions as their ownership of the Company’s Shares, or (E) any person or group as used in Rule 13d-1(b) under the Exchange Act;

(b)there is consummated a merger or consolidation of the Company or any of its direct or indirect subsidiaries with any other corporation, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or any parent thereof) more than fifty percent (50%) of the combined voting power and Shares of the Company or such surviving entity or any parent thereof outstanding immediately after such merger or consolidation; or

(c)there is completed a sale or disposition by the Company of all or substantially all of the Company’s assets (or any transaction having a similar effect, including a liquidation) other than a sale or disposition by the Company of all or substantially all of the Company’s assets to an entity, more than fifty percent (50%) of the combined voting power and common shares of which is owned by shareholders of the Company in substantially the same proportions as their ownership of the Shares of the Company immediately prior to such sale.

“Company” means MercadoLibre, Inc. and its consolidated subsidiaries, and MercadoLibre, Inc.’s successors or assigns.

“Covered Termination” means (i) a termination of a Participant’s employment by the Company without Cause and for a reason other than the Participant’s death or disability (as determined under Article 6(a)) or (ii) a Participant’s resignation from the Company with Good Reason.

“Eligible Employee” means an individual who is designated by the Award Committee as eligible for this Plan and who is employed by the Company as determined by the Award Committee.

“Good Reason” means (i) a material diminution in the Participant’s duties, functions and responsibilities to the Company without the Participant’s consent or the Company preventing the Participant from fulfilling or exercising the Participant’s materials duties, functions and responsibilities to the Company without the Participant’s consent; (ii) a material reduction in the Participant’s base salary or bonus opportunity or (iii) a requirement that the Participant relocate the Participant’s employment more than fifty (50) miles from the location of the Participant’s principal office without the consent of the Participant.  A Participant’s resignation shall not be a resignation with Good Reason unless the Participant gives the Company written notice (delivered within thirty (30) days after the Participant knows of the event, action, etc. that the Participant asserts constitutes Good Reason), the event, action, etc. that the Participant asserts constitutes Good Reason is not cured, to the reasonable satisfaction of the Participant, within thirty (30) days after such notice and the Participant resigns effective not later than thirty (30) days after the expiration of such cure period.

“Market Value” of a Share, as of any date, means (i) the average closing sale price of one Share as reported on a national stock exchange, including, but not limited to, the NASDAQ Global Market (a “National Stock Exchange”) during the sixty (60)  trading day period (or such shorter period as the Shares are so listed) ending on the last trading day immediately preceding such date; (ii) if the Shares are not listed for trading on a National Stock Exchange during any day in that sixty (60)  trading day period but are quoted on the Over-the-Counter-Bulletin Board (the “OTCBB”), the mean between the closing bid and closing asked prices for the Shares as quoted on the OTCBB during the sixty (60)  trading day period (or such shorter period as the Shares are so quoted) ending on the last trading day immediately preceding such date, (iii) if the Shares are not listed for trading on a National Stock Exchange or quoted on the OTCBB during any day in that sixty (60)  trading day period and the Shares were last traded on a National Stock Exchange, the average closing sale price of one Share as reported on the National Stock Exchange during the ninety (90)  trading day period ending on the last day the Shares were listed for trading on such Exchange or (iv) if the Shares are not listed for trading on a National Stock Exchange or quoted on the OTCBB during any day in that sixty (60)  trading day period and the Shares were last traded on the OTCBB, the mean between the closing bid and closing asked prices for the Shares as quoted on the OTCBB during the ninety (90)  trading day period ending on the last day the Shares were quoted on the OTCBB.  For purposes of calculating the benefits and valuing Shares for the single cash payment payable within fifteen (15) days after a Change in Control, the term “Market Value” means the amount determined under the preceding sentence determined as of the date on which the Change in Control occurs.  For purposes of calculating benefits and valuing Shares for other payments payable after a Change of Control, the term “Market Value” means, (x) in the event the Company is not the surviving entity in the Change in Control, the amount determined under the first sentence of this paragraph and determined as of the date on which the Change in Control occurs, or, (y) in the event the Company is the surviving entity in the Change in Control, the greater of (A) the amount determined under the first sentence of this paragraph and determined as of the date the benefit is  payable (e.g., as of March 31 of the appropriate year or the date of a Participant’s Covered Termination , as applicable) or (B) the amount determined under the first sentence of this paragraph and determined as of the date on which the Change in Control occurs.

“Minimum Eligibility Conditions” shall mean the minimum conditions established by the Award Committee and approved by the Board that a Participant must meet in order to be eligible to receive payments under any Award hereunder.

“Participant” means an Eligible Employee who is designated as eligible to receive an Award for services provided in 2009.  The designation of an individual as a Participant under this Plan shall not provide the individual with any rights to any future participation for any subsequent long term retention plans that may be adopted by the Company in future years but, subject to the terms of the Plan, an individual shall remain a Participant for purposes of receiving a payment of an Award until such individual ceases to be an Eligible Employee.

“Performance Goals” means any goals, metrics or other performance measures established for a Participant for services provided in 2009, the attainment of which will result in an Award becoming payable to the Participant, subject to the terms of the Plan.  It is currently anticipated that Performance Goals generally will be based on, and support, both individual and Company goals and may also include goals established for the particular division, affiliate or country in which the Participant is located.

“Shares” means shares of common stock of the Company, $0.001 par value per share.

Article 3.Participation; Performance Goals and Award Opportunities

The amount of the Award for each Plan Participant and the Performance Goals applicable to such Award will be established by the Award Committee and communicated to each Plan Participant.  The amount of each Award may be different for each Participant or levels of Participants as determined by the Award Committee.

The amount of each Award shall be enumerated as a specified amount, calculated in accordance with Article V hereof, of United States dollars, unless the Award Committee determines the amount of any such Award in a local currency.  The amount of each Award, to the extent it becomes payable, shall be paid in the form of cash only.

Article 4.Review of Participant’s Performance

Performance Goals will generally be set and determined for the 2009 calendar year by the Award Committee.  The Award Committee, with input from the Company officer responsible for each Participant, will evaluate such Participant’s performance relative to the Performance Goals.

Article 5.Payment of Awards

(a) If a Participant does not satisfy the Minimum Eligibility Conditions, then any Award granted to such Participant and subject to such Minimum Eligibility Conditions shall be forfeited, and shall not become payable to such Participant under this Plan.  If the Participant meets the Minimum Eligibility Conditions, then any Award granted to such Participant and subject to such Minimum Eligibility Conditions shall become payable to the Participant in accordance with and subject to the terms of this Article 5 and Article 6.

Subject to the following paragraphs and Article 6, only if the Participant is employed as an Eligible Employee on the date each portion of the Award is to be paid to such Participant, the Award shall be payable as follows:

(1)Six and a quarter percent (6.25%) of the Award shall be payable to the Participant on or about March 31 of each calendar year for a period of eight (8) years starting in 2010; and

(2)the Participant shall receive on or about March 31 of each calendar year for a period of eight (8) years starting in 2010, an Award payment equal in value to the product of (i) multiplied by (ii), where (i) equals six and a quarter percent (6.25%) of the Award and (ii) equals the quotient of (a) divided by (b), where (a), the numerator, equals the Market Value as of the applicable payment date and (b), the denominator, equals $13.81 (the average closing price of the Company’s common stock on the NASDAQ Global Market during the final sixty (60) trading days of 2008).

(b) Notwithstanding anything in the Plan or any other agreement entered into in connection with or pursuant to the Plan:

(1)Each Participant who is employed by the Company on the date a Change in Control occurs shall be vested in the right to receive fifty percent (50%) of the Award payments scheduled to be paid thereafter.

(2)As soon as practicable after the date a Change in Control occurs, but in no event more than fifteen (15) days after the date a Change in Control occurs, each Participant described in clause (1) of this paragraph shall receive a single cash payment equal to fifty percent (50%) of the Award payments scheduled to be paid after the Change in Control (based on the Market Value on the date the Change in Control occurs).

(3)Each Award payment scheduled to be paid after the Change in Control shall be reduced by fifty percent (50%), i.e., to reflect the single cash payment under clause (2) of this paragraph, and shall continue to be paid on each March 31 in accordance with the preceding paragraph, subject to the Participant’s continued employment; provided, however, that if a Participant described in clause (1) of this paragraph experiences a Covered Termination on or after Change in Control, then any Award payments scheduled to be paid after the Covered Termination shall be paid in a single cash payment (based on the Market Value on the date of the Covered Termination) within fifteen (15) days after the Covered Termination.

(c)Notwithstanding anything in the Plan or any agreement entered into in connection with or pursuant to the Plan:

(1)The portion of any Award under this Plan that was forfeited or forfeitable upon the Participant’s Covered Termination before a Change in Control shall be reinstated (or if not yet forfeited, retained) as of the date of the Change in Control if such date is not more than one hundrd and twenty (120) days after the date of the Covered Termination.

(2)As soon as practicable after the date a Change in Control occurs, but in no event more than fifteen (15) days after the date a Change in Control occurs, each Participant described in clause (1) of this paragraph shall receive a single cash payment equal to one hundred percent (100%) of the Award payments scheduled to be paid after the date of the Participant’s Covered Termination.  With respect to any Award payment originally scheduled to have been paid before the date of the Change in Control, the amount of such payment will be based on the Market Value on the date of the Covered Termination.  With respect to any Award payments scheduled to be paid on or after the Change in Control, the amount of such payment will be based on the Market Value on the date the Change in Control occurs.

(d) Notwithstanding anything in the Plan or any other agreement entered into in connection with or pursuant to the Plan:

(1) If any portion of an Award received or to be received by a Participant (either alone or together with other payments or benefits which such Participant received or realized or is then entitled to receive or realize from the Company under any other plan, program, arrangement or agreement in connection with a Change in Control or a Participant’s termination of employment) (all such payments and benefits, being hereinafter referred to as the “Total Payments”) would be subject (in whole or part), to any excise tax imposed under section 4999 of the Internal Revenue Code of 1986 (the “Code”, and such excise tax, the “Excise Tax”), then, after taking into account any reduction in the Total Payments provided by reason of section 280G of the Code in any other plan, program, arrangement or agreement, the Company will reduce the payment of the Award to the extent necessary so that no portion of the Total Payments is subject to the Excise Tax (but in no event to less than zero); provided,  however, that the Award will only be reduced if (i) the net amount of any Total Payments, as so reduced (and after subtracting the net amount of United States federal, state, municipal and local income taxes on such reduced Total Payments and after taking into account the phase out, if any, of itemized deductions and personal exemptions attributable to such reduced Total Payments), is greater than or equal to (ii) the net amount of such Total Payments without such reduction (but after subtracting the net amount of federal, state, municipal and local income taxes on such Total Payments and the amount of Excise Tax to which the Participant would be subject in respect of such unreduced Total Payments and after taking into account the phase out, if any, of itemized deductions and personal exemptions attributable to such unreduced Total Payments).

(2) If (A) any portion of the Total Payments other than an Award (the “Other Payments”) is required to be reduced pursuant to a provision substantially similar to this Article 5(d), (B) any portion of an Award is required to be reduced pursuant to this Article 5(d); and (C) there is no other provision in any other plan, program, arrangement or agreement governing the payment of the Other Payments which dictates the order of the reduction in the Other Payments, then the Total Payments will be reduced in the following order: (i) payments that are payable in cash that are valued at full value under Treasury Regulation Section 1.280G-1, Q&A 24(a) will be reduced (if necessary, to zero), with amounts that are payable last reduced first; (ii) payments and benefits due in respect of any equity valued at full value under Treasury Regulation Section 1.280G-1, Q&A 24(a), with the highest values reduced first (as such values are determined under Treasury Regulation Section 1.280G-1, Q&A 24) will next be reduced; (iii) payments that are payable in cash that are valued at less than full value under Treasury Regulation Section 1.280G-1, Q&A 24, with amounts that are payable last reduced first, will next be reduced; (iv) payments and benefits due in respect of any equity valued at less than full value under Treasury Regulation Section 1.280G-1, Q&A 24, with the highest values reduced first (as such values are determined under Treasury Regulation Section 1.280G-1, Q&A 24) will next be reduced; and (v) all other non-cash benefits not otherwise described in clauses (ii) or (iv) will be next reduced pro-rata. Any reductions made pursuant to each of clauses (i)-(v) above will be made in the following manner: first, a pro-rata reduction of cash payment and payments and benefits due in respect of any equity not subject to section 409A of the Code, and second, a pro-rata reduction of cash payments and payments and benefits due in respect of any equity subject to section 409A of the Code as deferred compensation.

(3) For purposes of determining whether and the extent to which the Award will be subject to the Excise Tax and the amount of such Excise Tax: (i) no portion of the Award the receipt or enjoyment of which the Participant shall have waived at such time and in such manner as not to constitute a “payment” within the meaning of section 280G(b) of the Code will be taken into account; and (ii) no portion of the Award will be taken into account which, in the opinion of the accounting firm which was, immediately prior to the Change in Control, the Company’s independent auditor, does not constitute a “parachute payment” within the meaning of section 280G(b)(2) of the Code (including by reason of section 280G(b)(4)(A) of the Code) and, in calculating the Excise Tax, no portion of such Award will be taken into account which constitutes reasonable compensation for services actually rendered, within the meaning of section

280G(b)(4)(B) of the Code, in excess of the Base Amount (as defined in section 280G(b)(3) of the Code) allocable to such reasonable compensation.

(4)The fact that the Participant’s right to payments or benefits may be reduced by reason of the limitations contained in this Article 5will not of itself limit or otherwise affect any other rights of the Participant under the Plan. The Participant and the Company shall each reasonably cooperate with the other in connection with any administrative or judicial proceedings concerning the existence or amount of liability for Excise Tax with respect to the Award.

Article 6.Termination of Employment; Forfeitures

(a)Except as provided in Article 5 with respect to a Covered Termination within one hundred and twenty (120) days before a Change in Control or a Covered Termination on or after a Change in Control, participation in the Plan shall cease immediately upon a Participant’s retirement, resignation or termination of employment as an Eligible Employee for any reason or, if determined by the Award Committee, upon the Participant’s death or disability.  Disability will be determined under the Company’s long term disability plan, if any, or upon receipt of a letter of determination or similar of the Participant’s complete disability by the applicable governmental authority under local applicable law, which complete disability entitles the Participant to disability payments under local law.

(b)Except as provided in Article 5 with respect to a Covered Termination within one hundred and twenty (120) days before a Change in Control or a Covered Termination on or after a Change in Control, the portion of any Award under this Plan that has not been actually paid to the Participant prior to the date of such resignation or other termination of employment shall be forfeited, except that the Award Committee, in its discretion, may pay all or part of the amount that remains payable under an Award upon the disability or death of the Participant in accordance with such rules or procedures established by the Award Committee; provided, however, that any amount of the Award payment that the Award Committee determines to pay shall be paid no later than March 15 of the year following the year that the Participant’s employment ends on account of disability or death.  Notwithstanding any provision of the Plan to the contrary, any Award paid to the Participant shall be subject to recovery by the Company in the event that the Participant is terminated for Cause and shall, to the extent permitted by law, be subject to recovery from any amounts owed by the Company to the Participant, including, but not limited to, offsetting any amounts owed under the Plan to the Company against any amounts otherwise owed to the Participant by the Company.

(c)If the Award Committee decides to pay all or part of an Award after the death of a Participant in accordance with this Article 6, the Participant may designate in writing one or more persons (“beneficiary”) to receive any unpaid portion of the Participant’s Award upon the death of the Participant.  By similar action, the Participant may designate a change of beneficiary at any time, which change shall be effective only upon receipt by the Award Committee of said notice.  The last such designation form filed with the Award Committee prior to the Participant’s death shall control.  The Award Committee may establish a form or other requirements for such designation.  If the Participant designates his spouse as a beneficiary, the divorce of Participant shall automatically revoke that designation of his spouse as beneficiary except to the extent otherwise provided in a subsequent beneficiary designation filed by the Participant with the Award Committee.  In the absence of a written designation, or in the event the Participant dies without a beneficiary surviving him, any amount payable on account of his death shall be paid to the surviving spouse of the Participant or if none, to the Participant’s estate.  A beneficiary of a Participant shall have no interest or rights hereunder during the lifetime of the Participant.

Article 7.Administrative Provisions

A.The Plan was approved by the Board on July 15, 2009 to be effective as of January 1, 2009 for all services provided by Participants in 2009,  was amended and restated effective January 1, 2013 and effective January 1, 2015, and is further amended and restated as set forth herein effective as of January 1, 2016.

B.Unless the Board provides otherwise, the Plan shall be administered and interpreted by the Award Committee, which has been provided absolute authority hereunder to administer the Plan.  The Board and its members, the members of the Award Committee and any other individual who may, from time to time, have been delegated responsibility with respect to the administration of this Plan (collectively, “Authorized Persons”), shall have the full authority, discretion and power necessary or desirable to administer and interpret this Plan, in accordance with the Plan terms.  Benefits under the Plan shall be payable only if the Authorized Persons in their respective sole and absolute discretion determine that any such benefits are properly payable under the Plan.  Without in any way limiting the foregoing, all Authorized Persons shall have complete authority, sole discretion and power to: (i) determine the Participants; (ii) determine the Performance Goals applicable to each Participant, as well as the relative weighting of each such Performance Goals to determine eligibility for payment of an Award hereunder; (iii) evaluate and determine the performance of Participants; (iv) determine the amount of the Award for each Participant; (v) interpret the provisions of this Plan and any other documentation used in connection with this Plan, including documentation specifying individual Participant Performance Goals, Award opportunities and the like; (vi) establish and interpret rules, regulations and procedures (written or by practice) for the administration of the Plan; and (vii) make all other determinations and take all other actions necessary or desirable for the administration or interpretation of this Plan.  The express grant in the Plan of any specific power to Authorized Persons shall not be construed as limiting any power or authority of such Authorized Person.  All actions, decisions and interpretations of the Authorized Persons shall be final, conclusive and binding on all parties.  All expenses of administering the Plan shall be borne by the Company.

C.Nothing in this Plan shall be deemed by implication, action or otherwise to constitute a contract of employment or otherwise to impose any limitation on any right of the Company to terminate a Participant’s employment at any time for any or no reason.

D.A Participant shall have no right to anticipate, alienate, sell, transfer, assign, pledge or encumber any right to receive any Award made under the Plan, nor will any Participant have any lien on any assets of the Company by reason of any Award made under the Plan.

E.The Company shall have the right to deduct or withhold, or require a Participant to remit to the Company, any taxes required by law to be withheld from Awards made under this Plan.

F.The Plan may be amended, suspended or terminated at any time and from time to time, by action of the Board or the Award Committee, but in any event, the Plan will be terminated no later than upon the last date the Company pays all Participants any and all amounts that may due under the Plan and no amounts remain due and payable under the Plan to any person as determined by Award Committee.  The preceding sentence to the contrary notwithstanding, on and after a Change in Control, no amendment, suspension or termination of the Plan that adversely affects the rights of a Participant (or the beneficiary of a deceased Participant who has not received payment of an amount approved by the Award Committee under Article 6), shall be effective without the written consent of that Participant or beneficiary.

G.The adoption of the Plan does not imply any commitment to continue to maintain the Plan, or any modified version of the Plan, or any other plan for incentive compensation for such Participant for any period of time.  Neither the adoption of this Plan, its operation, nor any documents describing or referring to this Plan (or any part thereof) shall confer upon any employee any right to continue in the employ of the Company or in any way affect any right and power of the Company to terminate the employment of any employee at any time without assigning a reason therefor.

H.This Plan, insofar as it provides for Awards, shall be unfunded, and the Company shall not be required to segregate any assets that may at any time be represented by Awards under the Plan.  Any liability of the Company to any person with respect to any Awards under this Plan shall be based solely upon any contractual obligations which may be created pursuant to this Plan.  No such obligation of the Company shall be deemed to be secured by any pledge of, or other encumbrance on, any property of the Company.

I.In order to be effective, any amendment of this Plan or any Award must be in writing and made by the Award Committee.  No oral statement, representation, written presentation or the like shall have the effect of amending or modifying this Plan or any Award, or otherwise have any binding effect on the Company, the Board, the Chief Executive, the Award Committee or any individual who has been delegated authority to administer this Plan.

J.The Plan shall be construed in accordance with and governed by the substantive laws of the State of Delaware, without regard to principles of conflicts of law.

K.In case any provision of the Plan shall be held illegal or void, such illegality or invalidity shall not affect the remaining provisions of this Plan, but shall be fully severable, and the Plan shall be construed and enforced as if said illegal or invalid provisions had never been inserted herein.

L.Except for their own gross negligence or gross misconduct regarding the performance of the duties specifically assigned to them under, or their willful breach of the terms of this Plan, the Company (and its affiliates), Board and its members, the Award Committee and its members, and any other entity or individual administering any aspect of this Plan shall be held harmless by the Participants and their respective representatives, heirs, successors, and assigns, against liability or losses occurring by reason of any act or omission under the Plan.

M.Should the Company effect one or more stock dividends, stock splits, subdivisions or consolidations of Shares or other similar changes in capitalization, then the terms of outstanding Awards shall be adjusted as the Award Committee shall determine to be equitably required.  Any determination made under this Article 7(M) by the Award Committee shall be final and conclusive.  The issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, for cash or property, or for labor or services, either upon direct sale or upon the exercise of rights or warrants to subscribe therefor, or upon conversion of shares or obligations of the Company convertible into such shares or other securities, shall not affect, and no adjustment by reason thereof shall be made with respect to, Awards.

Executed on the 2nd day of August, 2016 to be effective as of the 1st day of January, 2016.

MercadoLibre, Inc.

By: